UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

BRISTOL-MYERS SQUIBB COMPANY
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD VALUE R LP

STARBOARD VALUE L LP

STARBOARD VALUE R GP LLC

STARBOARD LEADERS VICTOR LLC

STARBOARD LEADERS FUND LP

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes against the issuance of shares of Common Stock, $0.10 par value per share, of Bristol-Myers Squibb Company, a Delaware corporation (the “Company”), pursuant to the proposed merger with Celgene Corporation at the special meeting of stockholders of the Company.

Item 1: On March 6, 2019, Starboard issued the following press release and delivered the following letter to stockholders of the Company:

STARBOARD MAILS LETTER WITH IMPORTANT MESSAGE TO ALL BRISTOL-MYERS SQUIBB STOCKHOLDERS

Reiterates Belief that the Proposed Merger with Celgene is Ill-Advised and Not in the Best Interests of Bristol-Myers Stockholders

Starboard Is Not Alone in Publicly Opposing Bristol-Myers’ Proposed Acquisition of Celgene Corporation

One of the Largest Holders of Bristol-Myers Common Stock Has Also Publicly Expressed Its Disapproval of the Proposed Celgene Acquisition

Starboard Has Filed Preliminary Proxy Materials, Including a BLUE Proxy Card, and Urges All Holders to Vote AGAINST the Proposed Merger

NEW YORK, NY - March 6, 2019 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), a stockholder of Bristol-Myers Squibb Company (“Bristol-Myers” or the “Company”)(NYSE:BMY), today announced that it has mailed a letter to Bristol-Myers stockholders with an important message for stockholders to consider before voting on Bristol-Myers’ proposed acquisition of Celgene Corporation in connection with the Company’s Special Meeting of Stockholders scheduled to take place on April 12, 2019. Starboard has filed its preliminary proxy materials, including a BLUE proxy card, and expects to mail its proxy materials to stockholders in mid-March. Starboard notes, however, that any Bristol-Myers stockholders who may want to vote sooner can vote AGAINST the proposed acquisition on the proxy card being mailed by Bristol-Myers.

The full letter to Bristol-Myers stockholders is set forth below and is also available for viewing at www.shareholdersforbristol.com:

AN IMPORTANT MESSAGE FROM

STARBOARD VALUE LP

TO

FELLOW STOCKHOLDERS OF

BRISTOL-MYERS SQUIBB COMPANY

We Do Not Believe the Proposed Merger with Celgene Is in the Best Interests of Bristol-Myers Stockholders

We Are Not the Only Investment Firm to Come Out Publicly Against This Ill-Advised Transaction

One of the Largest Holders of Bristol-Myers Common Stock Has Also Publicly Expressed Its Disapproval of This Proposed Transaction

Starboard Has Filed Preliminary Proxy Materials to Solicit Votes Against the Proposed Acquisition of Celgene

We Expect to Mail Proxy Materials and a BLUE Proxy Card by Mid-March and Urge All Bristol-Myers Stockholders to Vote Against the Deal

Dear Fellow Bristol-Myers Squibb Stockholders:

You may have already received a proxy statement and white proxy card from Bristol-Myers Squibb Company (“Bristol-Myers” or the “Company”) in connection with its upcoming Special Meeting of Stockholders scheduled to take place on April 12, 2019 (the “Special Meeting”), at which you are being asked to vote on the issuance of shares of Bristol-Myers common stock pursuant to the proposed merger (the “Merger”) with Celgene Corporation (“Celgene”). Starboard Value LP (together with its affiliates, “Starboard” or “we”), a stockholder of the Company, has recently filed preliminary proxy materials in opposition to the Merger with the Securities & Exchange Commission and expects to mail a proxy statement and BLUE proxy card to Bristol-Myers stockholders by mid-March.

STARBOARD STRONGLY URGES YOU TO VOTE AGAINST THE MERGER, WHICH YOU CAN DO NOW ON THE PROXY CARD BEING MAILED TO YOU BY BRISTOL-MYERS, OR ON THE BLUE PROXY CARD THAT STARBOARD EXPECTS TO BE MAILING TO YOU BY MID-MARCH.

It is important for you to understand that Starboard is not alone in our decisive position against this ill-advised Merger. Just last week, one of Bristol-Myers’ largest institutional common stockholders also came out publicly to oppose the transaction.

As detailed in our February 28th open letter to stockholders, our conclusion that this transaction is ill-advised and not in the best interests of stockholders is based on five primary views:

1.	Bristol-Myers is buying a company with a massive patent cliff – among the largest in pharmaceutical industry history – which we believe will serve as a major overhang on the Company’s shares in the years to come. Based on our analysis, the patent cliff caused by REVLIMID alone will require Celgene to replace over 60% of its total revenue in the next 7 years.
2.	We believe the Celgene pipeline is extremely risky and will continue to require significant research & development (R&D) funding. Bristol-Myers management’s projections contemplate Celgene essentially rebuilding its entire current revenue base from its pipeline over the next 8 years, as essentially all of Celgene’s marketed products lose patent protection over this timeframe. We believe this is an aggressive assumption and may not be realistic based on historical precedents.
3.	The process and diligence timelines leading up to the announcement of the acquisition, as outlined in the Company’s S-4, lead us to believe that this transaction was hastily construed and perhaps done to thwart potential strategic interest in Bristol-Myers. We believe that if the Company remains independent, it is quite possible that there may be strategic interest in Bristol-Myers at a substantial premium to the current stock price.

4.	We believe Bristol-Myers’ analysis of the financial merits of the transaction – specifically its allocation of value between Celgene’s marketed products, the combined synergies, and the Celgene pipeline – is potentially misleading based on our diligence.
5.	We believe there is a better path forward for Bristol-Myers, either as a more profitable standalone company with a more focused, lower-risk strategy, or in a potential sale of the whole Company.

The full February 28th open letter to Bristol-Myers stockholders can be viewed at www.shareholdersforbristol.com

Notice: Starboard’s proxy card for the Special Meeting will be BLUE.

Who is Starboard?

Starboard, a stockholder of Bristol-Myers, is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. We invest in deeply undervalued companies and actively engage with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Why are we seeking your vote?

We are seeking your vote because we believe the Merger is ill-advised and not in the best interest of Bristol-Myers stockholders. We believe there is a better path forward for Bristol-Myers.

When is the Special Meeting?

The Special Meeting is scheduled to be held on April 12, 2019 at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, at 10:00 a.m., Eastern Time.

What Should I Do Now?

We urge you to vote against the Merger. You can do so by either voting the proxy card being mailed to you by Bristol-Myers, or, alternatively, you can wait until we mail you Starboard’s BLUE proxy card around mid-March.

IMPORTANT

If your shares are held in street name only, your bank or broker can vote your shares only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct them NOT to vote at this time.

If you have any questions or need further assistance, please contact Okapi Partners LLC at +1 (888) 785-6617 (Toll-Free) or by e-mail at info@okapipartners.com.

Thank you for your support.

Starboard Value LP

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878

Gavin Molinelli, (212) 201-4828

www.starboardvalue.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein, has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes against the issuance of shares of Common Stock, $0.10 par value per share (the “Common Stock”), of Bristol-Myers Squibb Company, a Delaware corporation (the “Company”), pursuant to the proposed merger with Celgene Corporation at the special meeting of stockholders of the Company.

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Starboard Value LP, Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard Value L LP (“Starboard L GP”), Starboard Leaders Victor LLC (“Starboard Victor LLC”), Starboard Leaders Fund LP (“Starboard Leaders Fund”), Starboard Value A LP (“Starboard A LP”), Starboard Value A GP LLC (“Starboard A GP”), Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Starboard Value R LP (“Starboard R LP”), Starboard Value R GP LLC (“Starboard R GP”), Jeffrey C. Smith and Peter A. Feld.

As of the date hereof, Starboard V&O Fund beneficially owns 2,831,825 shares of Common Stock. As of the date hereof, Starboard S LLC beneficially owned 425,080 shares of Common Stock.  As of the date hereof, Starboard C LP beneficially owned 244,769 shares of Common Stock.  As of the date hereof, Starboard L Master beneficially owned 221,245 shares of Common Stock.  As of the date hereof, Starboard Victor LLC beneficially owned 74,707 shares of Common Stock.  As of the date hereof, 632,374 Shares were held in a certain account managed by Starboard Value LP (the “Starboard Value LP Account”). Starboard L GP, as the general partner of Starboard L Master, may be deemed the beneficial owner of the 221,245 shares owned by Starboard L Master. Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 244,769 shares owned by Starboard C LP. Starboard R GP, as the general partner of Starboard R LP and Starboard L GP, may be deemed the beneficial owner of the (i) 244,769 shares owned by Starboard C LP and (ii) 221,245 shares owned by Starboard L Master. Starboard Leaders Fund, as a member of Starboard Victor LLC, may be deemed the beneficial owner of the 74,707 shares owned by Starboard Victor LLC. Starboard Value A LP, as the general partner of Starboard Leaders Fund and the managing member of Starboard Victor LLC, may be deemed the beneficial owner of the 74,707 shares owned by Starboard Victor LLC. Starboard Value A GP, as the general partner of Starboard A LP, may be deemed the beneficial owner of the 74,707 shares owned by Starboard Victor LLC. Starboard Value LP, as the investment manager of Starboard V&O Fund, Starboard C LP, Starboard L Master, Starboard Victor LLC and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of the (i) 2,831,825 shares beneficially owned by Starboard V&O Fund, (ii) 425,080 shares owned by Starboard S LLC, (iii) 244,769 shares owned by Starboard C LP, (iv) 221,245 shares owned by Starboard L Master, (v) 74,707 shares owned by Starboard Victor LLC and (vi) 632,374 shares held in the Starboard Value LP Account. Starboard Value GP, as the general partner of Starboard Value LP, may be deemed the beneficial owner of the (i) 2,831,825 shares beneficially owned by Starboard V&O Fund, (ii) 425,080 shares owned by Starboard S LLC, (iii) 244,769 shares owned by Starboard C LP, (iv) 221,245 shares owned by Starboard L Master, (v) 74,707 shares owned by Starboard Victor LLC and (vi) 632,374 shares held in the Starboard Value LP Account. Principal Co, as a member of Starboard Value GP, may be deemed the beneficial owner of the (i) 2,831,825 shares beneficially owned by Starboard V&O Fund, (ii) 425,080 shares owned by Starboard S LLC, (iii) 244,769 shares owned by Starboard C LP, (iv) 221,245 shares owned by Starboard L Master, (v) 74,707 shares owned by Starboard Victor LLC and (vi) 632,374 shares held in the Starboard Value LP Account. Principal GP, as the general partner of Principal Co, may be deemed the beneficial owner of the (i) 2,831,825 shares beneficially owned by Starboard V&O Fund, (ii) 425,080 shares owned by Starboard S LLC, (iii) 244,769 shares owned by Starboard C LP, (iv) 221,245 shares owned by Starboard L Master, (v) 74,707 shares owned by Starboard Victor LLC and (vi) 632,374 shares held in the Starboard Value LP Account.  Each of Messrs. Smith and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the (i) 2,831,825 shares beneficially owned by Starboard V&O Fund, (ii) 425,080 shares owned by Starboard S LLC, (iii) 244,769 shares owned by Starboard C LP, (iv) 221,245 shares owned by Starboard L Master, (v) 74,707 shares owned by Starboard Victor LLC and (vi) 632,374 shares held in the Starboard Value LP Account. Messrs. Smith and Feld share voting and dispositive power with respect to the 4,430,000 shares of Common Stock beneficially owned in the aggregate by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard L Master, Starboard Victor LLC and held in the Starboard Value LP Account.

Item 2: On March 6, 2019, Starboard launched a website to communicate with the Company's stockholders. The website address is www.shareholdersforbristol.com. The following materials were posted by Starboard to www.shareholdersforbristol.com:

Shareholders for Bristol-Myers STARBOARD VALUE

About Starboard Shareholder Communications How to Vote Contact

Contact

General Inquiries

If you have any questions, please contact our Proxy Solicitor

OKAPI PARTNERS

1212 Avenue of the Americas, 24th Floor, New York, NY 10036.

+1 (212) 297 0720 (collect)

+1 (888) 785-6617 (Toll-Free)

shareholdersforbristol@okapipartners.com

Shareholders for Bristol-Myers STARBOARD VALUE About Starboard Shareholder Communications How to Vote Contact

DISCLAIMER

The views expressed on this website represent the opinions of Starboard Value LP and its affiliates (collectively, "Starboard"), which beneficially own shares of Bristol-Myers Squibb Company (the "Company") and are based on publicly available information with respect to the Company. Starboard recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Starboard's conclusions. Starboard reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. Starboard disclaims any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither the Participants (as defined below) nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Starboard herein are based on assumptions that Starboard believes to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of a security. Starboard currently beneficially owns shares of the Company. It is possible that there will be developments in the future that cause Starboard from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Although Starboard believes the statements made in this website are substantially accurate in all material respects and do not omit material facts necessary to make those statements not misleading, Starboard makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and Starboard expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The view and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of Starboard.

Cautionary Statement Regarding Forward-Looking Statements

The materials on this website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Starboard. Although Starboard believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Starboard will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

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